Exhibit 32.2

Certification of Principal Financial Officer

Pursuant to Section 1350 of Title 18 of the United States Code, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 1350 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Elizabeth MacLean, the Chief Financial Officer of Newgioco Group, Inc. (the “Company”), hereby certifies that based on the undersigned’s knowledge:

1.	The Company’s annual report on Form 10-K for the period ended December 31, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 7, 2019	/s/ Elizabeth MacLean
Elizabeth MacLean
Chief Financial Officer and Chief Compliance Officer (Principal Financial Officer and Principal Accounting Officer)